UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2008

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2008, Tessera Technologies, Inc. (the “Company”) announced that its chief financial officer, Charles A. Webster, has resigned, effective September 19, 2008, and that the Company has launched a search for a new chief financial officer.

John Keating, senior vice president of Corporate Development, has been appointed interim chief financial officer until a permanent replacement is named. Mr. Keating, 52, previously served as the Company’s vice president of Corporate Development from 2003 to 2008. From 2001 to 2003, Mr. Keating served as chief operating officer and vice president, marketing and sales, at Santel Networks, a fabless telecom chip startup company focused on optical networks. From 1977 to 2001, Mr. Keating held management positions at Novera Optics, Amoco Chemical Co., Amoco Technology Co., Meret Optical Communications, Inc., Simulaser Corp., and Medved Research and Technology, Inc. Mr. Keating received an M.B.A. from the University of California, Los Angeles in 1979 and a B.A. in Economics from the University of California, Los Angeles in 1977.

A copy of the press release relating to the management changes described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2008	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Henry R. Nothhaft
	Name:	Henry R. Nothhaft
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 4, 2008